                                                                 EXHIBIT 10.56

                                U.S. $40,000,000


                         RECEIVABLES PURCHASE AGREEMENT


                         Dated as of December 21, 1993


                                     Among

                      PUBLIC SERVICE COMPANY OF NEW MEXICO


                                 as the Seller
                                 -------------


                                      and


                       CORPORATE RECEIVABLES CORPORATION


                                as the Investor
                                ---------------


                                      and


                          CITICORP NORTH AMERICA, INC.

                                  as the Agent
                                  ------------

                               TABLE OF CONTENTS

     Section                                                        Page
     -------                                                        ----

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Certain Defined Terms.........................    1
     SECTION 1.02.  Accounting and Other Terms....................   17

                                   ARTICLE II

                      AMOUNTS AND TERMS OF THE PURCHASES;
                            CONDITIONS OF PURCHASES

     SECTION 2.01.  Purchase Facility.............................   17
     SECTION 2.02.  Making Purchases..............................   18
     SECTION 2.03.  Receivable Interest Computation...............   18
     SECTION 2.04.  Settlement Procedures.........................   19
     SECTION 2.05.  Fees..........................................   21
     SECTION 2.06.  Payments and Computations, Etc................   22
     SECTION 2.07.  Dividing or Combining Receivable Interests....   22
     SECTION 2.08.  Increased Costs...............................   22
     SECTION 2.09.  Additional Yield on Receivable Interests
                     Bearing a Eurodollar Rate....................   23
     SECTION 2.10.  Repurchase of Receivable Interests............   24
     SECTION 2.11.  Conditions Precedent to Initial Purchase......   25
     SECTION 2.12.  Conditions Precedent to All Purchases and
                     Reinvestments................................   26

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01.  Representations and Warranties................   27

     Section                                                        Page
     -------                                                        ----

                                  ARTICLE IV

                                   COVENANTS

     SECTION 4.01.  Covenants of the Seller.......................   29

                                   ARTICLE V

                                INDEMNIFICATION

     SECTION 5.01.  Indemnities by the Seller.....................   33

                                   ARTICLE VI

                             EVENTS OF TERMINATION

     SECTION 6.01.  Events of Termination.........................   36

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01.  Amendments, Etc...............................   38
     SECTION 7.02.  Notices, Etc..................................   38
     SECTION 7.03.  Assignability.................................   38
     SECTION 7.04.  Costs, Expenses and Taxes.....................   39
     SECTION 7.05.  No Proceedings................................   40
     SECTION 7.06.  Confidentiality...............................   40
     SECTION 7.07.  Execution of Documents by Agent...............   41
     SECTION 7.08.  Governing Law.................................   41
     SECTION 7.09.  Execution in Counterparts.....................   41
     SECTION 7.10.  Survival of Termination.......................   42

                                    ANNEXES


Annex A        Form of Seller Report

Annex B        Form of Opinion of Counsel to Seller



                                   SCHEDULES


Schedule I     Credit and Collection Policy

Schedule II    Tariffs

                                                              [Master Agreement]



                                  RECEIVABLES
                               PURCHASE AGREEMENT

                         Dated as of December 21, 1993


          PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the "Seller"), CORPORATE RECEIVABLES CORPORATION, a California corporation ("CRC"), and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent (the "Agent") for the Investor, agree as follows:

          PRELIMINARY STATEMENTS. The Seller has Receivables in which it is prepared to sell undivided fractional ownership interests (referred to herein as "Receivable Interests"). CRC is prepared to purchase such Receivable Interests on the terms set forth herein. Accordingly, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

          "Adverse Claim" means a lien, security interest or other charge or
           -------------
encumbrance, or any other type of preferential arrangement.

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "Affiliated Obligor" means any Obligor that is an Affiliate of
           ------------------
another Obligor.

          "Agent's Account" means the special account (account number 4063-4833)
           ---------------
of the Agent maintained at the office of Citibank, N.A. at 399 Park Avenue, New York, New York.

          "Alternate Base Rate" means a fluctuating interest rate per annum as
           -------------------
shall be in effect from time to time, which rate shall be at all times equal to the higher of:

               (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time as Citibank, N.A.'s base rate; and

               (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

          "Assignee Rate" for any Fixed Period for any Receivable Interest means
           -------------
an interest rate per annum equal to

               (a) 1.5% per annum above the Eurodollar Rate for such Fixed Period, plus
                  ----

               (b) during any period when the Seller's long-term public senior debt securities are not rated at least BB by Standard & Poor's Corporation or Ba2 by Moody's Investors Services, Inc. (or, if any such securities are not publicly rated at such time, the Agent has determined, in its sole discretion, that such securities would not receive such ratings if they were publicly rated), a rate of 0.5% per annum;

provided, however, that in the case of
- --------  -------

               (i) any Fixed Period on or prior to the first day of which an Investor shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor to fund such Receivable Interest at the Assignee Rate set forth above (and such Investor shall not have subsequently notified the Agent that such circumstances no longer exist),

               (ii) any Fixed Period of one to (and including) 29 days,

               (iii) any Fixed Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper, or

               (iv) any Fixed Period for a Receivable Interest the Capital of which allocated to the Investor is less than $500,000,

the "Assignee Rate" for each such Fixed Period shall be an interest rate per
     -------------
annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that the Agent and the Seller may agree in writing from
        -------- -------
time to time upon a different "Assignee Rate."
                               -------------

          "Average Maturity" means at any time that period of days equal to the
           ----------------
average maturity of the Pool Receivables calculated by the Collection Agent in the then most recent Seller Report; provided if the Agent shall disagree with
                                    --------
any such calculation, the Agent may recalculate such Average Maturity.

          "Business Day" means any day on which (i) banks are not authorized or
           ------------
required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

          "Capital" of any Receivable Interest means the original amount paid to
           -------
the Seller for such Receivable Interest at the time of its purchase pursuant to this Agreement, or such amount divided or combined in accordance with Sec-tion 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04(d); provided that if such
                                                     --------
Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

          "Collection Agent" means at any time the Person then authorized
           ----------------
pursuant to the Collection Agent Agreement to administer and collect Pool Receivables.

          "Collection Agent Agreement" means an agreement between the Seller and
           --------------------------
the Agent (and, if the Seller does not act as Collection Agent, consented to by the Collection Agent), in form and substance satisfactory to them, governing the appointment and responsibilities of the Collection Agent as to administration and collection of the Pool Receivables, and requiring the Collection Agent to perform its obligations set forth in this Agreement.

          "Collection Agent Fee" shall mean the collection agent fee referred to
           --------------------
in the Collection Agent Agreement.

          "Collection Agent Fee Reserve" for any Receivable Interest at any time
           ----------------------------
means the sum of (i) the unpaid Collection Agent Fee relating to such Receivable Interest accrued to such time, plus (ii) an amount equal to (a) the Capital of such Receivable Interest on such date multiplied by (b) the product of (x) the percentage per annum at which the Collection Agent Fee is accruing on such date and (y) a fraction having the sum of the Average Maturity (as in effect at such date) as its numerator and 360 as its denominator.

          "Collections" means, with respect to any Receivable, all cash
           -----------
collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

          "Concentration Limit" for any Obligor means at any time 3%, or such
           -------------------
other percentage ("Special Concentration Limit") for such Obligor designated by the Agent in a writing delivered to the Seller; provided that (a)
                                                              --------
in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; (b) the Agent may cancel any Special Concentration Limit upon three Business Days' notice to the Seller and (c) the Concentration Limits for the four largest Obligors shall not in the aggregate at any time exceed 9%.

          "Contract" means either (i) an agreement between the Seller and a
           --------
Designated Obligor pursuant to or under which such Obligor shall be obligated to pay for electric services from time to time or (ii) the Tariffs.

          "CRC" means Corporate Receivables Corporation and any successor or
           ---
assign of CRC that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

          "Credit and Collection Policy" means those receivables credit and
           ----------------------------
collection policies and practices of the Seller in effect on the date of this Agreement and described in Schedule I hereto, as modified in compliance with this Agreement.

          "Debt" means (i) indebtedness for borrowed money, (ii) obligations
           ----
evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Default Ratio" means the ratio (expressed as a percentage) computed
           -------------
as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of the Seller during such month by (ii) the aggregate Outstanding Balance of all billed Pool Receivables of retail Obligors on such day.

          "Defaulted Receivable" means a Receivable:
           --------------------

               (i) as to which any payment, or part thereof, remains unpaid for 60 days from the original due date for such payment;

               (ii) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 6.01(g); or

               (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible.

          "Delinquency Ratio" means the ratio (expressed as a percentage)
           -----------------
computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all billed Pool Receivables of retail Obligors on such day.

          "Delinquent Receivable" means a Receivable that is not a Defaulted
           ---------------------
Receivable and:

               (i) as to which any payment, or part thereof, remains unpaid for 30 days from the original due date for such payment; or

               (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.

          "Designated Account" means an account in the name of and owned by the
           ------------------
Agent, designated by the Agent in a writing delivered to the Seller, for the purpose of receiving Collections of Pool Receivables.

          "Designated Obligor" means, at any time, each Obligor; provided,
           ------------------                                    --------
however, that any Obligor shall cease to be a Designated Obligor upon three
- -------
Business Days' notice by the Agent to the Seller.

          "Eligible Receivable" means, at any time, a Receivable:
           -------------------

               (i) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto and is not a federal governmental subdivision or agency (provided, however, that Receivables of federal governmental subdivisions or agencies in an amount up to 3% of the Outstanding Balance of the Receivables Pool may be included as Eligible Receivables);

               (ii) the Obligor of which, at the time of the initial creation of an interest therein under this Agreement, is a Designated Obligor and is not the Obligor of any Defaulted Receivables which in the aggregate constitute 5% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

               (iii) which at the time of the initial creation of an interest therein under this Agreement is not a Defaulted Receivable;

               (iv) which, according to the Contract related thereto, is required to be paid in full within 45 days of the original billing date therefor;

               (v) which is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of
          Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of notes would constitute a "current transaction" within the meaning of
          Section 3(a)(3) of the Securities Act of 1933, as amended;

               (vi) which is an "account" within the meaning of Section 9-106 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

               (vii) which is denominated and payable only in United States dollars in the United States;

               (viii) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

               (ix) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

               (x) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller upon 30 days' notice; and

               (xi) as to which, at or prior to the time of the initial creation of an interest therein under this Agreement, the Agent has not notified the Seller that such Receivable (or class of Receivables) is not acceptable for purchase by CRC hereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means, for any Fixed Period, an interest rate per
           ---------------
annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

          "Eurodollar Rate Reserve Percentage" of any Investor for any Fixed
           ----------------------------------
Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

          "Event of Termination" has the meaning specified in Article VI.
           --------------------

          "Facility Termination Date" means the earliest of (a) December 20,
           -------------------------
1998 or (b) the date determined pursuant to Article VI or (c) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b), but not earlier than December 20, 1994.

          "Fee Agreement" means the agreement, of even date herewith, between
           -------------
the Seller and the Agent relating to the fees payable by the Seller.

          "Fixed Period" means with respect to any Receivable Interest:
           ------------

               (a) initially the period commencing on the date of purchase of such Receivable Interest and ending such number of days as the Seller shall select and the Agent shall approve pursuant to Section 2.02, up to 270 days from such date; and

               (b) thereafter each period commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest and ending such number of days (not to exceed 270 days) as the Seller shall select and the Agent shall approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day, except that if the Agent shall not have received such notice or
               ------
          approved such period on or before 11:00

          A.M. (New York City time) on such last day, such period shall be one day;

provided that
- --------

               (i) any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be a period from one to and including 29 days, or a period of one, two or three months, as the Seller may select as provided above;

               (ii) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in
                                               --------  -------
          respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

               (iii) in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

               (iv) in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the Agent.

          "Investor" means CRC and all other owners by assignment or otherwise
           --------
of a Receivable Interest and, to the extent of the undivided interests so purchased by participants, shall include any participants.

          "Investor Rate" for any Fixed Period for any Receivable Interest
           -------------
means, to the extent CRC funds such Receivable Interest for such Fixed Period by issuing commercial paper, the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of CRC having a term equal to such Fixed Period and to be issued to fund such Receivable Interest may be sold by any placement agent or commercial paper dealer selected by the Agent on behalf of CRC, as agreed between each such agent or dealer and the Agent and notice of which has been given by the Agent to the Collection Agent; provided if
                                                                     --------
the rate (or rates) as agreed between any such agent or dealer and the Agent for any Fixed Period for any Receivable Interest is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

          "Liquidation Day" means, for any Receivable Interest, (i) each day
           ---------------
during a Settlement Period for such Receivable Interest on which the conditions set forth in Section 2.12. are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

          "Liquidation Fee"  means, for any Fixed Period during which a
           ---------------
Liquidation Day occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iv) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (ii) the income, if any, received by the Investor's investing the proceeds of such reductions of Capital.

          "Loss Percentage" means, for any Receivable Interest on any date, the
           ---------------
greater of (i) three times the highest sum of the Default Ratio plus the Delinquency Ratio as of the last day of each of the twelve months ended immediately preceding such date and (ii) 9%.

          "Loss-to-Liquidation Ratio" means the ratio (expressed as a
           -------------------------
percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables written off by the

Seller, or which should have been written off by the Seller in accordance with its Credit and Collection Policy, during such calendar month by (ii) the aggregate amount of Collections of Pool Receivables of retail Obligors actually received during such calendar month.

          "Loss Reserve" means, for any Receivable Interest on any date, an
           ------------
amount equal to

                                 LP x (C + YR)
          where:

                  LP   =   the Loss Percentage for such Receivable Interest
                           on such date.

                  C    =   the Capital of such Receivable Interest at the
                           close of business of the Collection Agent on such date.

                  YR   =   the Yield Reserve for such Receivable Interest on
                           such date.

          "Net Receivables Pool Balance" means at any time the Outstanding
           ----------------------------
Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the Outstanding Balance of such Eligible Receivables that have become Defaulted Receivables and (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables (other than Defaulted Receivables) of each Obligor then in the Receivables Pool exceeds the product of (A) the Concentration Limit for such Obligor multiplied by (B) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool.

          "Obligor" means a Person obligated to make payments pursuant to a
           -------
Contract.

          "Outstanding Balance" of any Receivable at any time means the then
           -------------------
outstanding principal balance thereof.

          "Parallel Purchase Commitment" means the Receivables Purchase
           ----------------------------
Agreement, dated as of the date hereof, among the Seller, Citibank, N.A. and certain other banks, and CNAI, as Agent, as the same may, from time to time, be amended, modified or supplemented.

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Pool Receivable" means a Receivable in the Receivables Pool.
           ---------------

          "Purchase Limit" means $40,000,000, as such amount may be reduced
           --------------
pursuant to Section 2.01. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to
Section 2.01(b) or pursuant to the next sentence, minus the sum of the then outstanding Capital of Receivable Interests under this Agreement and the then outstanding "Capital" of "Receivable Interests" under the Parallel Purchase Commitment. Furthermore, on each day on which the Seller reduces the unused portion of (or terminates) the "Total Commitment" under the Parallel Purchase Commitment, the Purchase Limit automatically shall reduce by the same amount (or so terminate).

          "Receivable" means the indebtedness (whether or not billed) of any
           ----------
Obligor under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

          "Receivable Interest" means, at any time, an undivided percentage
           -------------------
ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as

                             C + YR + LR + CAFR
                             ------------------
                                    NRPB

          where:

                  C    =   the Capital of such Receivable Interest at the
                           time of computation.

                  YR   =   the Yield Reserve of such Receivable Interest at
                           the time of computation.

                  LR   =   the Loss Reserve of such Receivable Interest at the
                           time of computation.

                  CAFR = the Collection Agent Fee Reserve of such Receivable Interest at the time of computation.

                  NRPB = the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

          "Receivables Pool" means at any time the aggregation of each then
           ----------------
outstanding Receivable in respect of which the Obligor is a Designated Obligor at such time or was a Designated Obligor on the date of the initial creation of an interest in such Receivable under this Agreement or the Parallel Purchase Commitment.

          "Related Security" means with respect to any Receivable:
           ----------------

               (i) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

               (ii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

          "Seller Report" means a report, in substantially the form of Annex A
           -------------
hereto, furnished by the Collection Agent to the Agent pursuant to the Collection Agent Agreement.

          "Settlement Period" for any Receivable Interest means each period
           -----------------
commencing on the first day and ending on the last day of each Fixed Period for such Receivable Interest and, on and after the Termination Date for such Receivable Interest, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of 30 days from the last day of the immediately preceding Settlement Period.

          "Significant Subsidiary" means a subsidiary, including its
           ----------------------
subsidiaries, which meets any of the following conditions:

          (a) The Seller's and its other subsidiaries' investments in and advances to the subsidiary exceed 10 percent of the total assets of the Seller and its subsidiaries consolidated as of the end of the most recently completed fiscal year; or

          (b) The Seller's and its other subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10 percent of the total assets of the Seller and its subsidiaries consolidated as of the end of the most recently completed fiscal year; or

          (c) The Seller's and its other subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary exceeds the greater of (i) 10 percent of such income of the Seller and its subsidiaries consolidated for the most recently completed fiscal year or
     (ii) $2 million.

          "Tariff" means the tariffs described in Schedule II, as hereafter
           ------
amended or modified, pursuant to which the Seller provides electric service to the Obligors and the Obligors are obligated to pay for such service.

          "Termination Date" for any Receivable Interest means the earlier of
           ----------------
(i) the Business Day which the Seller or the Agent so designates by notice to the other at least one Business Day in advance for such Receivable Interest and
(ii) the Facility Termination Date.

          "UCC" means the Uniform Commercial Code as from time to time in effect
           ---
in the specified jurisdiction.

          "Yield" means:
           -----

               (i) for each Receivable Interest for any Fixed Period to the extent CRC will be funding such Receivable Interest on the first day of such Fixed Period through the issuance of commercial paper,

                              IR x C x ED + LF
                                      ---
                                      360

               (ii) for each Receivable Interest for any Fixed Period to the extent the Investor will not be funding such Receivable Interest on the first day of such Fixed Period through the issuance of commercial paper,

                              AR x C x ED + LF
                                      ---
                                      360

          where:

                  AR   =   the Assignee Rate for such Receivable Interest for
                           such Fixed Period

                  C    =   the Capital of such Receivable Interest during such
                           Fixed Period

                  ED   =   the actual number of days elapsed during such
                           Fixed Period

                  IR   =   the Investor Rate for such Receivable Interest for
                           such Fixed Period

                  LF   =   the Liquidation Fee, if any, for such Receivable
                           Interest for such Fixed Period;

provided that no provision of this Agreement shall require the payment or permit
- --------
the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be
    -------- -------
considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          "Yield Reserve" for any Receivable Interest at any time means the sum
           -------------
of (i) the Liquidation Yield at such time for such Receivable Interest, and (ii) the then accrued and unpaid Yield for such Receivable Interest. For purposes of this definition, "Liquidation Yield" means, for any Receivable Interest on any
                  -----------------
date, an amount equal to the product of (i) the Capital of such Receivable Interest on such date and (ii) the product of (a) the Alternate Base Rate for such Receivable Interest for a 30-day Fixed Period deemed to commence on such date and (b) a fraction having the Average Maturity (as in effect at such date) as its numerator and 360 as its denominator.

          SECTION 1.02.  Accounting and Other Terms.  All accounting terms not
                         --------------------------
specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II

                      AMOUNTS AND TERMS OF THE PURCHASES;
                            CONDITIONS OF PURCHASES

          SECTION 2.01.  Purchase Facility.  (a)  On the terms and conditions
                         -----------------
hereinafter set forth, CRC may, in its sole discretion, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall CRC make any such purchase if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests, together with the aggregate outstanding "Capital" of "Receivable Interests" under the Parallel Purchase Commitment, would exceed the Purchase Limit.

          (b) At any time after December 20, 1994, the Seller may, upon at least five Business Days' notice to the Agent, terminate the Facility in whole or, from time to time, reduce in part the unused portion of the Purchase Limit;

provided that each partial reduction shall be in the amount of at least
- --------
$1,000,000 or an integral multiple thereof.

          (c) Until the Agent gives the Seller the notice provided in Section 2.12(b)(iv), the Agent, on behalf of the Investor which owns Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.

          SECTION 2.02.  Making Purchases.  (a)  Each purchase shall be made on
                         ----------------
at least three Business Days' notice from the Seller to the Agent. Each such notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $5,000,000, being referred to herein as the initial "Capital" of the Receivable Interest then being purchased), (ii) the date of such purchase (which shall be a Business Day), and
(iii) the duration of the initial Fixed Period for such Receivable Interest.
The Agent shall promptly thereafter notify the Seller whether CRC has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to CRC.

          (b) On the date of each such purchase of a Receivable Interest, CRC shall, upon satisfaction of the applicable conditions set forth in this Article II, make available to the Seller in same day funds, at First National Bank in Albuquerque, PNM General Fund, Account No. 191537670, ABA 107000275 (or such other account as the Seller may notify the Agent from time to time), an amount equal to the initial Capital of such Receivable Interest.

          (c)  Effective on the date of each purchase pursuant to this Section
2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the Agent, for the benefit of the Investor, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

          SECTION 2.03.  Receivable Interest Computation.  (a)  Each Receivable
                         -------------------------------
Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable

Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall thereafter remain constant. Such Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, all other amounts owed by the Seller hereunder to the Investor or the Agent are paid and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

          (b) If any Receivable Interest would otherwise be reduced on any day on account of newly arising Pool Receivables, the Investor may prevent such reduction by notifying the Collection Agent on such day that the Receivables Pool and the Net Receivables Pool Balance for such Receivable Interest will include, with respect to Receivables arising as Pool Receivables on such day, only such number or portion of such Receivables as shall cause such Receivable Interest to remain constant. The remainder of such Receivables or portion thereof shall be treated as Receivables arising on the next succeeding Business Day (subject to reapplication of this subsection (b)).

          SECTION 2.04.  Settlement Procedures.  (a)  Collection of the Pool
                         ---------------------
Receivables shall be administered by a Collection Agent, in accordance with the terms of this Agreement and the Collection Agent Agreement. The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest.

          (b) The Collection Agent shall, on each day on which Collections of Pool Receivables are received by it with respect to any Receivable Interest:

               (i) set aside and hold in trust (and, at the request of the Agent, segregate) for the Investor, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

               (ii) if such day is not a Liquidation Day, reinvest with the Seller, on behalf of the Investor, the remainder of such percentage of Collections, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 2.03;

               (iii) if such day is a Liquidation Day, set aside and hold in trust (and, at the request of the Agent, segregate) for the Investor the entire remainder of such percentage of Collections; provided that
                                                                  --------
          if amounts are set aside and held in trust on any Liquidation Day, and thereafter during such Settlement Period the conditions set forth in
          Section 2.12 are satisfied or are waived by the Agent, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding paragraph (ii) on the day of such subsequent satisfaction or waiver of conditions; and

               (iv) during such times as amounts are required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph (iii), release to the Seller for its own account any Collections in excess of such amounts and the amounts that are required to be set aside pursuant to paragraph (i) above.

          (c) The Collection Agent shall deposit into the Agent's Account, on the last day of each Settlement Period for a Receivable Interest, Collections held for the Investor that relate to such Receivable Interest pursuant to
Section 2.04(b).

          (d) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute them as follows:

               (i) if such distribution occurs on a day that is not a Liquidation Day, first to the Investor in payment in full of all accrued Yield and then to the Collection Agent in payment in full of all accrued Collection Agent Fee.

               (ii) if such distribution occurs on a Liquidation Day, first to the Investor in payment in full of all accrued Yield, second to the Investor in reduction to zero of all Capital, third to the Investor or the Agent in payment of any other amounts owed by the Seller hereunder, and fourth to the Collection Agent in payment in full of all accrued Collection Agent Fee.

          After the Capital and Yield and Collection Agent Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Investor or the Agent hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest shall be paid to the Seller for its own account.

          (e)  For the purposes of this Section 2.04:

               (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services, or any cash discount or other adjustment made by the Seller, or any setoff, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

               (ii) if on any day any of the representations or warranties in
          Section 3.01(h) is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

               (iii)  except as provided in paragraph (i) or (ii) of this
          Section 2.04(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

               (iv) if and to the extent the Agent or the Investor shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent or the Investor, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

          SECTION 2.05.  Fees.  (a)  The Seller shall pay to the Agent for the
                         ----
account of CRC, on the amount of the annual average outstanding Capital of all Receivable Interests from the date hereof until the later of the Facility Termination Date or the date on which all Capital of all Receivable Interests is reduced to zero, a fee (the "Investor Investment Fee") at the per annum rate of 1/100 of 1%. The Investor Investment Fee is payable in arrears annually on the last Business Day of June of each year and on the later of the Facility

Termination Date or the date on which all Capital of all Receivable Interests is reduced to zero.

          (b) The Seller also shall pay to the Agent certain fees in the amounts and on the dates set forth in the Fee Agreement.

          SECTION 2.06.  Payments and Computations, Etc.  (a)  All amounts to be
                         ------------------------------
paid or deposited by the Seller or the Collection Agent hereunder or under the Collection Agent Agreement shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Agent's Account.

          (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller (whether as Collection Agent or otherwise) when due hereunder, at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

          (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

          SECTION 2.07.  Dividing or Combining Receivable Interests.  Either the
                         ------------------------------------------
Seller or the Agent may, upon notice to the other party received at least three Business Days prior to the last day of any Fixed Period in the case of the Seller giving the notice or up to the last day of such Fixed Period in the case of the Agent giving the notice, either (i) divide any Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests.

          SECTION 2.08.  Increased Costs.  (a) If CNAI, any Investor, any entity
                         ---------------
which enters into a commitment to purchase Receivable Interests or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

          (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to an Investor of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Investor (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Investor (as a third-party beneficiary), from time to time as specified by such Investor, additional amounts sufficient to compensate such Investor for such increased costs, to the extent that such Investor reasonably determines such increase in costs to be allocable to such agreement to purchase such Receivable Interests. A certificate as to such amounts submitted to the Seller and the Agent by such Investor shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.09.  Additional Yield on Receivable Interests Bearing a
                         --------------------------------------------------
Eurodollar Rate.  The Seller shall pay to any Investor, so long as such Investor
- ---------------
shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Investor during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest.
Such additional Yield shall be determined by such Investor and notice thereof given to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by such Investor shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.10.  Repurchase of Receivable Interests.  (a)  The Seller
                         ----------------------------------
may upon at least three days' prior written notice to the Agent and each Investor (which notice shall specify a date or dates (the "Repurchase Date") and the Receivable Interests to be purchased), repurchase from the Investor any or all Receivable Interests.

          (b) The Seller shall, on the Repurchase Date for each Receivable Interest, pay to the Agent (in accordance with Section 2.06), as the repurchase price (the "Repurchase Price") thereof, an amount equal to the sum of (i) the Capital of such Receivable Interest as of such date, plus (ii) the Yield for such Receivable Interest accrued through such Repurchase Date to the extent not paid, plus (iii) the accrued Collection Agent Fee as of such Repurchase Date, plus (iv) all accrued and unpaid fees owing under the Fee Agreement as of such Repurchase Date, plus (v) all other amounts due to the Agent and each Investor hereunder. Upon the Agent's receipt of the Repurchase Price for a Receivable Interest, it shall apply such funds in accordance with clause (ii) of Section
2.04 and in payment of any amounts owing to the Agent.

          (c) The Seller shall execute and deliver such further agreements, documents and instruments, and take such further action, as the Agent may reasonably request to effect the intent and purpose of this Section 2.10. Without limiting any other provision of this Agreement, the Seller shall indemnify the Agent and each Investor for all losses, liabilities, costs and expenses (including without limitation reasonable fees and disbursements of counsel) which the Agent and each Investor may sustain as a result of any repurchase contemplated by this Section 2.10.

          (d) Upon the Agent's receipt in full of the Repurchase Price for each Receivable Interest repurchased pursuant to paragraph (b) above, the Agent's distribution to each Investor of the portion of the Repurchase Price payable to such Investor and the reduction to zero of the Capital of each such Receivable Interest, each Investor shall reassign to the Seller such repurchased Receivable Interests, without recourse, representation or warranty of any kind, other than a representation that no lien has been created by the Investor with respect to such Receivable Interest.

          SECTION 2.11.  Conditions Precedent to Initial Purchase.  The initial
                         ----------------------------------------
purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

          (a) Certified copies of the resolutions of the Board of Directors of the Seller approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

          (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

          (c) Acknowledgment copies, or time stamped receipt copies, of this Agreement, duly filed as a public utility filing with the Secretary of State of the State of New Mexico, and proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership interests contemplated by this Agreement.

          (d) Acknowledgment copies, or time stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller.

          (e) Completed requests for information or reports of chattel searches, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (c) above and all other effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security).

          (f) A favorable opinion of Keleher & McLeod, P.A., counsel for the Seller, substantially in the form of Annex B hereto and as to such other matters as the Agent may reasonably request.

          (g)  The Collection Agent Agreement.

          (h)  The Fee Agreement.

          (i) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, counsel for the Agent, as to such matters as the Agent may reasonably request.

          SECTION 2.12.  Conditions Precedent to All Purchases and Rein-
                         ----------------------------------------------
vestments.  Each purchase (including the initial purchase) and each reinvestment
- ---------
shall be subject to the further conditions precedent that:

          (a) in the case of each purchase, the Collection Agent shall have delivered to the Agent on or prior to such purchase, in form and substance satisfactory to the Agent, a completed Seller Report, dated as of the last day of the preceding calendar month, together with such additional information as may reasonably be requested by the Agent,

          (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

               (i) The representations and warranties contained in Article III are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

               (ii) No event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Termination or that would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, and

               (iii) All of the Seller's long-term public senior debt securities are rated at least B by Standard & Poor's Corporation and B2 by Moody's Investors Service, Inc., and

               (iv) The Agent shall not have given the Seller at least one Business Day's notice that the Investor has terminated the reinvestment of Collections in Receivable Interests, and

          (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01.  Representations and Warranties.  The Seller hereby
                         ------------------------------
represents and warrants as follows, each of which representations and warranties shall be a continuing representation during the term of this Agreement:

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of New Mexico, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

          (b) The execution, delivery and performance by the Seller of this Agreement and the other documents to be delivered by it thereunder, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller's charter or by-laws,
(2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except as required by this Agreement. This Agreement has been duly executed and delivered by the Seller.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other document to be delivered thereunder, except such as have been obtained or made.

          (d) This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

          (e) The consolidated balance sheet of the Seller and its sub-sidiaries as at December 31, 1992, and as at the end of the most recently completed fiscal quarter as set forth in the most recent financial statements filed with the Securities and Exchange Commission and the related consolidated statements of income and retained earnings of the Seller and its subsidiaries for the periods then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Seller and its subsidiaries as at such date and the results of the operations of the Seller and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

          (f) There is no pending or threatened action or proceeding affecting the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the ability of the Seller to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

          (g) No proceeds of any purchase of Receivable Interests or reinvestment of Collections will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          (h) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim; upon each purchase or reinvestment, the Investor shall acquire a valid and perfected first priority undivided percentage interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement. Notwithstanding any other provision of this Subsection 3.01(h) the Seller makes no representation or warranty concerning the relative priority of the security interests created by this Agreement and the Parallel Purchase Agreement.

          (i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), item of information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent or the Investor in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or the Investor, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 4.01(b).

          (k) Each purchase of a Receivable Interest and each reinvestment of Collections in Pool Receivables will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

          (l) There has been no material adverse change in the collectibility of the Receivables or the ability of the Seller to perform its obligations under this Agreement or the Collection Agent Agreement.


                                   ARTICLE IV

                                   COVENANTS

          SECTION 4.01.  Covenants of the Seller.  Until the latest of the
                         -----------------------
Facility Termination Date, the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investor or the Agent are paid in full:

          (a)  Compliance with Laws, Etc.  The Seller will comply in all
               -------------------------
material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement or the Collection Agent Agreement.

          (b)  Offices, Records and Books of Account.  The Seller will keep its
               -------------------------------------
principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth under its name on the signature page to this Agreement or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (c)  Performance and Compliance with Contracts and Credit and
               --------------------------------------------------------
Collection Policy.  The Seller will, at its expense, timely and fully perform
- -----------------
and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

          (d)  Sales, Liens, Etc.  The Seller will not sell, assign (by
               -----------------
operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

          (e)  Extension or Amendment of Receivables.  Except as provided in the
               -------------------------------------
Collection Agent Agreement or as required by law, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (f)  Change in Business or Credit and Collection Policy.  The Seller
               --------------------------------------------------
will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement or the Collection Agent Agreement.

          (g)  Audits.  The Seller will, from time to time during regular
               ------
business hours as requested by the Agent, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters. In addition, within 120 days after the end of each fiscal year of the Seller, the Seller will, at its expense, cause its independent public accountants to perform, and deliver to the Agent a written report describing, certain agreed upon procedures conducted by such accountants with respect to the Pool Receivables and the Credit and Collection Policy on a scope and in a form reasonably requested by the Agent.

          (h)  Collections.  At all times following the designation by the Agent
               -----------
of any Designated Account, the Seller will deposit, or cause to be deposited, all Collections to such Designated Account.

          (i)  Deposits to Designated Accounts.  The Seller will not deposit or
               -------------------------------
otherwise credit, or cause or permit to be so deposited or credited, to any Designated Account cash or cash proceeds other than Collections of Pool Receivables.

          (j)  Marking of Records.  At its expense, the Seller will mark its
               ------------------
master data processing records evidencing Pool Receivables and related Contracts with a legend evidencing that Receivable Interests related to such Pool Receivables and related Contracts have been sold in accordance with the Agreement.

          (k)  Reporting Requirements.  The Seller will provide to the Agent (in
               ----------------------
multiple copies, if requested by the Agent) the following:

               (i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of the Seller, a consolidated balance sheet of the Seller and its subsidiaries as of the end of such quarter and a consolidated statement of income and retained earnings of the Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

               (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller and its subsidiaries, containing consolidated financial statements for such year audited by Arthur Andersen & Co. or other independent public accountants acceptable to the Agent;

               (iii) as soon as possible and in any event within five days after the occurrence of each Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or event and the action that the Seller has taken and proposes to take with respect thereto;

               (iv) promptly after the sending or filing thereof, copies of all reports that the Seller sends to any of its securityholders, and copies of all reports and registration statements that the Seller or any subsidiary files with the Securities and Exchange Commission or any national securities exchange other than reports and registration statements in connection with public offerings of securities under employee stock option, consumer stock or dividend reinvestment plans;

               (v) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $1,000,000;

               (vi) at least ten Business Days prior to any change in the Seller's name, a notice setting forth the new name and the effective date thereof; and

               (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its subsidiaries as the Agent may from time to time reasonably request.

                                   ARTICLE V

                                INDEMNIFICATION

          SECTION 5.01.  Indemnities by the Seller.  Without limiting any other
                         -------------------------
rights that the Agent or the Investor or any of their respective Affiliates (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

               (i) the creation of an undivided percentage interest in any Receivable which purports to be part of the Net Receivables Pool Balance but which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

               (ii) reliance on any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement which was incorrect in any material respect when made;

               (iii) the failure by the Seller to comply with any law, rule or regulation applicable to the Seller with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

               (iv) the failure to vest in the Investor a perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

               (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent). Without in any manner limiting the Seller's indemnity obligations under this Section 5.01(vi), the Seller shall be entitled, at its election, to assume the defense of, or otherwise to contest, any such dispute, claim, offset or defense. The Indemnified Party will cooperate with the Seller, at the Seller's sole cost, in any such defense or contest undertaken by the Seller. In the event the Seller assumes such defense, or undertakes such contest, the Indemnified Party shall be permitted, at its sole cost, to participate therein;

               (vii) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions hereof or of the Collection Agent Agreement or to perform its duties or obligations under the Contracts;

               (viii) any products liability or other claim arising out of or in connection with services which are the subject of any Contract;

               (ix) the commingling of Collections of Pool Receivables at any time with other funds; or

               (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable, Related Security or Contract.

                                   ARTICLE VI

                             EVENTS OF TERMINATION

          SECTION 6.01.  Events of Termination.  If any of the following events
                         ---------------------
("Events of Termination") shall occur and be continuing:

          (a) The Collection Agent (if the Seller or any of its Affiliates) (i) shall fail in any material respect to perform or observe any term, covenant or agreement under this Agreement or under the Collection Agent Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement or the Collection Agent Agreement; or

          (b) The Seller shall fail (i) to transfer to the Agent when requested any rights, pursuant to this Agreement or the Collection Agent Agreement, which the Seller then has as Collection Agent, or (ii) to make any payment required under Section 2.04; or

          (c) Any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any information or report delivered by the Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

          (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Seller by the Agent; or

          (e) The Seller or any of its Significant Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) Any purchase or any reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or

          (g) The Seller or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

          (h) As of the last day of any calendar month, either the Default Ratio shall exceed 2% or the Delinquency Ratio shall exceed 5% or the Loss-to-Liquidation Ratio shall exceed 1.5%; or

          (i) The sum of the Receivable Interests plus the "Receivable Interests" under the Parallel Purchase Commitment shall for a period of five consecutive Business Days be greater than 100%; or

          (j) There shall have occurred any event which may materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to collect Pool Receivables or otherwise perform its obligations under this Agreement or the Collection Agent Agreement;

the Agent may, by notice to the Seller, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), and (y) without limiting any right under the Collection Agent Agreement to replace the Collection Agent, designate another Person to succeed the Seller as the Collection Agent; provided that, automatically upon the occurrence of any event
                  --------
(without any requirement for the passage of time or the giving of notice) described in paragraph (g) above, the Facility Termination Date shall occur, the Seller (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon any such automatic termination, the Investor and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Agent, as agent for the Investor (and, in the case of any amendment also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Investor or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 7.02.  Notices, Etc.  All notices and other communications
                         ------------
hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

          SECTION 7.03.  Assignability.  (a)  This Agreement and the Investor's
                         -------------
rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the Investor and its successors and assigns. Each assignor of a Receivable Interest or any interest therein shall notify the Agent and the Seller of any such assignment.

          (b) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

          (c) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

          SECTION 7.04.  Costs, Expenses and Taxes.  (a)  In addition to the
                         -------------------------
rights of indemnification granted under Section 5.01, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of this Agreement, any asset purchase agreement or similar agreement relating to the sale or transfer of interests in Receivable Interests and the other documents and agreements to be delivered hereunder, including, without limitation, the reason-able fees and out-of-pocket expenses of counsel for the Agent, CNAI, CRC and their respective Affiliates with respect thereto and with respect to advising the Agent, CNAI, CRC and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, CNAI, the Investor and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

          (b) In addition, the Seller shall pay (i) any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest,
(ii)
any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of CRC's commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest, and (iii) any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agree-ment or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          (c) The Seller also shall pay on demand all other costs, expenses and taxes (excluding income taxes) incurred by CRC or any stockholder of CRC ("Other Costs"), including the cost of auditing CRC's books by certified public accountants, the cost of rating CRC's commercial paper by independent financial rating agencies, the taxes (excluding income taxes) resulting from CRC's opera-tions, and the reasonable fees and out-of-pocket expenses of counsel for any stockholder of CRC with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to CRC's operations; provided that the Seller and any other Persons who from
                     --------
time to time sell receivables or interests therein to CRC ("Other Sellers") each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and provided further that if such Other Costs are
                                 -------- -------
attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

          SECTION 7.05.  No Proceedings.  Each of the Seller, the  Agent, each
                         --------------
Investor, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against CRC any proceeding of the type referred to in Section 6.01(g) so long as any commercial paper issued by CRC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

          SECTION 7.06.  Confidentiality.  (a)  Unless otherwise required by
                         ---------------
applicable law or regulation, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to (i) third
               --------
parties to the extent such disclosure is made pursuant to a written agreement of confiden-tiality in form and substance reasonably satisfactory to the Agent, and (ii) the Seller's legal counsel and auditors if they agree (which they may do orally) to hold it confidential.

          (b) The Agent and the Investor agree to maintain the confidentiality of any information each receives from the Seller, its agents, affiliates or representatives in connection with this Agreement or any audit or otherwise (the "Confidential Information"); provided, however, that each may, in connection with an assignment or participation, disclose to the assignee or participant any information relating to the Seller, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any Confidential Information in a form reasonably satisfactory to the Seller; and provided further that there shall be no obligation of confidentiality in respect of any Confidential Information which may be generally available to the public.

          SECTION 7.07   Execution of Documents by Agent.  Promptly following
                         -------------------------------
request therefor by the Seller, the Agent will execute and deliver to the Seller such amendments and supplements to, and such releases with respect to, UCC financing statements, and such other instruments and documents, as the Seller may from time to time request for the purpose of (a) stating the extent of CRC's undivided interest in the Receivables Pool as of a stated date, (b) identifying Receivables that are not included in, or have been excluded from, the Receivables Pool, or (c) releasing any Receivable referred to in the immediately preceding clause (b) hereof from any security interest or other lien created by or in connection with the transactions contemplated by this Agreement.

          SECTION 7.08.  Governing Law.  This agreement shall be governed by,
                         -------------
and construed in accordance with, the law of the State of New York (without giving effect to the conflict of laws principles thereof), except to the extent that the perfection of the interests of the investors in the receivables or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

          SECTION 7.09.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          SECTION 7.10.  Survival of Termination.  The provisions of Sections
                         -----------------------
2.08, 2.09, 5.01, 7.04, 7.05 and 7.06 shall survive any termination of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

     SELLER:                             PUBLIC SERVICE COMPANY OF
                                           NEW MEXICO

                                         By  /s/ M. J. Marzec
                                            ------------------------------
                                           Title: Treasurer

                                         Alvarado Square
                                         Albuquerque, NM  87158
                                         Attn:  Treasurer
                                         Facsimile No:  505-848-2369

     INVESTOR:                           CORPORATE RECEIVABLES CORPORATION

                                          By:  Citicorp North America,
                                               Inc., as Attorney-in-Fact

                                            By
                                               --------------------------
                                              Vice President

                                         450 Mamaroneck Avenue
                                         Harrison, NY  10528
                                         Attention:  Corporate Asset Funding
                                         Facsimile No. 914-899-7890

     AGENT:                              CITICORP NORTH AMERICA, INC.,
                                           as Agent

                                         By
                                            ----------------------------
                                           Vice President

                                         450 Mamaroneck Avenue
                                         Harrison, NY  10528
                                         Attention:  Corporate Asset Funding
                                         Facsimile No. 914-899-7890

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

     SELLER:                             PUBLIC SERVICE COMPANY OF
                                           NEW MEXICO

                                         By
                                            ------------------------------
                                           Title: Treasurer

                                         Alvarado Square
                                         Albuquerque, NM  87158
                                         Attn:  Treasurer
                                         Facsimile No:  505-848-2369

     INVESTOR:                           CORPORATE RECEIVABLES CORPORATION

                                          By:  Citicorp North America,
                                               Inc., as Attorney-in-Fact

                                            By  /s/ Paul T. Pureka
                                               --------------------------
                                              Vice President

                                         450 Mamaroneck Avenue
                                         Harrison, NY  10528
                                         Attention:  Corporate Asset Funding
                                         Facsimile No. 914-899-7890

     AGENT:                              CITICORP NORTH AMERICA, INC.,
                                           as Agent

                                         By  /s/ Paul T. Pureka
                                            ----------------------------
                                           Vice President

                                         450 Mamaroneck Avenue
                                         Harrison, NY  10528
                                         Attention:  Corporate Asset Funding
                                         Facsimile No. 914-899-7890

                               ACKNOWLEDGEMENT
                               ---------------



STATE OF NEW MEXICO  )
                     ) SS.
COUNTY OF BERNALILLO )





          This instrument was acknowledged before me on December 16, 1993 by M.J. Marzec (name of officer), Treasurer (title of officer) of PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation.


                                          /s/ Terri L. Winsley
                                          --------------------------
                                          Notary Public


My Commission Expires:

2/14/94

                               ACKNOWLEDGMENT
                               ---------------



STATE OF NEW YORK  )
                   ) SS.
COUNTY OF NEW YORK )





          This instrument was acknowledged before me on December 16, 1993 by Paul T. Pureka (name of officer), Vice President (title of officer) of CITICORP NORTH AMERICA, INC., a Delaware corporation.


                                          /s/ Renee E. Ring
                                          --------------------------
                                          Notary Public


My Commission Expires:
Renee E. Ring
Notary Public, State of New York
No. 02-R14985071
Qualified in New York County
Commission Expires 8/12/95

                          AGREEMENT OF THE COMPANY

     Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the Company hereby agrees to provide to the Securities and Exchange Commission, upon request, a copy of any instrument referred to in subsection (A) thereof.



                                  PUBLIC SERVICE COMPANY OF NEW MEXICO


                                  By D. E. Peckham
                                     -------------
                                       Secretary

Albuquerque, New Mexico
March 27, 1984